EX-99.906CERT
Section 906 Certifications
CERTIFICATION PURSUANT TO 18 U.S.C SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
John V. Murphy, Principal Executive Officer, and Brian W. Wixted, Principal Financial Officer, of Oppenheimer Money Market Fund, Inc. (the “Registrant”), each certify to the best of his knowledge that:
1.	The Registrant’s periodic report on Form N-CSR for the period ended 01/31/2009 (the “Form N-CSR”) fully complies with the requirements of Section 15(d) of the Securities Exchange Act of 1934, as amended; and
2.	The information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Registrant. This certification is being furnished to the Commission solely pursuant to 18 U.S.C. § 1350 and is not being filed as part of the Form N-CSR filed with the Commission.

Principal Executive Officer	Principal Financial Officer

Oppenheimer Money Market Fund, Inc.	Oppenheimer Money Market Fund, Inc.

/s/ John V. Murphy John V. Murphy	/s/ Brian W. Wixted Brian W. Wixted

Date: 03/12/2009	Date: 03/12/2009